Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2018

- Net revenues increased 25% at actual rates and 7% at constant rates to US$ 139.2 million -
- Operating income increased 61% at actual rates and 43% at constant rates to US$ 20.9 million -
- OIBDA increased 45% at actual rates and 26% at constant rates to US$ 30.7 million -

ANNOUNCES DEBT REPRICING, REDUCED BORROWING COST AND IMPROVED MATURITY PROFILE

WILL REPAY EUR 110.0 MILLION OF DEBT WITH PROCEEDS FROM NEWLY EXERCISED WARRANTS

HAMILTON, BERMUDA, April 26, 2018 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2018.

Following the previously announced agreement to sell our Croatia and Slovenia operations, these businesses are classified as held for sale and presented as discontinued operations for all periods. The discussion in this release relates to our continuing operations in the four remaining operating segments.

Operational and financial highlights:

•	TV advertising revenues increased 26% at actual rates and 7% at constant rates.

•	Carriage fees and subscription revenues increased 23% at actual rates and 8% at constant rates.

•	OIBDA increased 45% at actual rates and 26% at constant rates, resulting in OIBDA margin expansion to 22% from 19%.

•	The increase in OIBDA improved operating income 61% at actual rates and 43% at constant rates.

•	Unlevered free cash flow for the three months ended March 31, 2018 increased 37%.

•
The improvement in our operations reduced our net leverage ratio to 4.8x at the end of the quarter. Following the agreed debt repricing, our cost of borrowing will decrease by nearly 200 basis points to about 4.0% beginning in May 2018.

•
On April 25, 2018, Time Warner exercised 100,926,996 warrants and we will apply the proceeds of US$ 100.9 million, along with excess cash on hand, to repay EUR 110.0 million of the outstanding principal balance of the 2018 Euro Term Loan.

•
Proceeds from the sale of our operations in Croatia and Slovenia, which we expect to close in the second quarter subject to remaining regulatory approvals and other customary closing conditions, will be used to repay debt, and together with the agreed repricing would decrease our cost of borrowing by an additional 80 basis points to approximately 3.2%.

Michael Del Nin, Co-Chief Executive Officer, commented: "Today’s series of announcements bode very well for the future of CME. Firstly, the financial results for Q1 represent our strongest start to any year in a decade. The increase in profitability and cash flow generation in the quarter have helped drive down our leverage ratio and, when paired with the proceeds from warrants that have now been exercised, allow us to complete another key step in our ongoing deleveraging plan. But just as importantly, the new refinancing transactions, which address the maturity profile of our debt and significantly cut our borrowing costs to record lows, put in place the capital structure that we need for the exciting next phase of the company’s future."

Christoph Mainusch, Co-Chief Executive Officer, added: "We won the prime time grid in each country nearly every night during the quarter, which contributed to significant revenue growth. Our channels provide extensive reach for advertisers because they continue to be the most popular source of news and entertainment in our countries. We will invest in local content, while focusing on controlling costs overall, and remain market leaders in our territories."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

- Continued -

Consolidated results for the three months ended March 31, 2018 and 2017 were:

(US$ 000's, except per share data)	For the Three Months Ended March 31,
(unaudited)	2018	2017	% Actual		% Lfl (1)
Net revenues	$139,182	$111,732	24.6%		6.8%
Operating income	20,945	13,024	60.8%		43.3%
Operating margin	15.0%	11.7%	3.3	p.p.	3.8	p.p.
OIBDA	30,667	21,092	45.4%		26.4%
OIBDA margin	22.0%	18.9%	3.1	p.p.	3.4	p.p.
Income / (loss) from continuing operations	6,084	(5,982)	NM (2)		NM (2)
Income / (loss) from continuing operations per share - basic	0.01	(0.05)	NM (2)		NM (2)
Income / (loss) from continuing operations per share - diluted	$0.01	$(0.05)	NM (2)		NM (2)

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its first quarter results on Thursday, April 26, 2018 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-323-701-0225 ten minutes prior to the start time and reference passcode 7296178. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2018 as well as the following: the effect of changes in global and regional economic conditions and the extent, timing and duration of the recovery in our markets; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; our ability to consummate the sale of our operations in Croatia and Slovenia; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2018. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2018, which was filed with the Securities and Exchange Commission on April 26, 2018.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company continuing to operate leading businesses in four Central and Eastern European markets with an aggregate population of more than 40 million people. CME's continuing operations broadcast 26 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International, MTV Romania and PRO TV Chisinau) and the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

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For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended March 31,
	2018	2017
Net revenues	$139,182	$111,732
Operating expenses:
Content costs	69,806	58,645
Other operating costs	12,687	11,255
Depreciation of property, plant and equipment	7,366	5,959
Amortization of broadcast licenses and other intangibles	2,356	2,109
Cost of revenues	92,215	77,968
Selling, general and administrative expenses	26,022	20,740
Operating income	20,945	13,024
Interest expense	(15,012)	(18,993)
Loss on extinguishment of debt	(109)	—
Other non-operating income, net	4,157	2,232
Income / (loss) before tax	9,981	(3,737)
Provision for income taxes	(3,897)	(2,245)
Income / (loss) from continuing operations	6,084	(5,982)
Income / (loss) from discontinued operations, net of tax	988	(5,292)
Net income / (loss)	7,072	(11,274)
Net loss attributable to noncontrolling interests	178	209
Net income / (loss) attributable to CME Ltd.	$7,250	$(11,065)

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.01	$(0.05)
Continuing operations — diluted	0.01	(0.05)
Discontinued operations — basic	0.01	(0.04)
Discontinued operations — diluted	0.00	(0.04)
Net income / (loss) attributable to CME Ltd. - basic	0.02	(0.09)
Net income / (loss) attributable to CME Ltd. - diluted	$0.01	$(0.09)

Weighted average common shares used in computing per share amounts (000's):
Basic	158,039	154,795
Diluted	241,905	154,795

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$74,264	$54,903
Other current assets	250,978	261,715
Assets held for sale	143,481	148,156
Total current assets	468,723	464,774
Property, plant and equipment, net	105,850	103,648
Goodwill and other intangible assets, net	1,059,576	1,042,764
Other non-current assets	15,777	16,869
Total assets	$1,649,926	$1,628,055

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$147,213	$143,893
Current portion of long-term debt and other financing arrangements	3,439	2,960
Other current liabilities	33,322	9,280
Liabilities held for sale	33,361	32,131
Total current liabilities	217,335	188,264
Long-term debt and other financing arrangements	1,054,322	1,085,714
Other non-current liabilities	97,542	95,254
Total liabilities	$1,369,199	$1,369,232

Series B Convertible Redeemable Preferred Stock	$267,040	$264,593

EQUITY
Common Stock	$11,858	$11,639
Additional paid-in capital	1,905,969	1,905,779
Accumulated deficit	(1,728,518)	(1,735,768)
Accumulated other comprehensive loss	(175,254)	(187,438)
Total CME Ltd. shareholders' equity / (deficit)	14,055	(5,788)
Noncontrolling interests	(368)	18
Total equity / (deficit)	13,687	(5,770)
Total liabilities and equity	$1,649,926	$1,628,055

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended March 31,
	2018	2017
Net cash generated from continuing operating activities	$66,525	$50,420
Net cash used in continuing investing activities	(4,085)	(5,933)
Net cash used in continuing financing activities	(60,447)	(26)
Net cash provided by discontinued operations	14,837	1,109
Impact of exchange rate fluctuations on cash and cash equivalents	2,531	(152)
Net increase in cash and cash equivalents	$19,361	$45,418

Supplemental disclosure of cash flow information:
Cash paid for interest (including mandatory cash-pay guarantee fees)	$4,232	$4,133
Cash paid for income taxes, net of refunds	$4,027	$2,121

Supplemental disclosure of non-cash financing activities:
Accretion on Series B Convertible Redeemable Preferred Stock	$2,447	$2,357

Segment Data
We manage our business on a geographical basis, with four reporting segments: Bulgaria, the Czech Republic, Romania and the Slovak Republic. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three months ended March 31, 2018 and 2017:

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues
Bulgaria	$19,433	$15,305	27.0%	10.2%
Czech Republic	51,534	39,474	30.6%	6.5%
Romania	45,961	38,944	18.0%	5.4%
Slovak Republic	22,953	18,340	25.2%	8.6%
Intersegment revenues	(699)	(331)	NM (2)	NM (2)
Total net revenues	$139,182	$111,732	24.6%	6.8%

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2018	2017	% Act	% Lfl (1)
OIBDA
Bulgaria	$2,981	$1,258	137.0%	105.4%
Czech Republic	15,370	10,747	43.0%	16.6%
Romania	18,893	14,460	30.7%	16.7%
Slovak Republic	1,103	748	47.5%	27.2%
Elimination	12	(8)	NM (2)	NM (2)
Total Operating Segments	38,359	27,205	41.0%	21.3%
Corporate	(7,692)	(6,113)	(25.8)%	(4.4)%
Total OIBDA	$30,667	$21,092	45.4%	26.4%
(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017, the proportion of interest and related Guarantee Fees on our outstanding indebtedness that must be paid in cash has increased. In addition to this obligation to pay more Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that are payable in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance.
For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2018	2017
Operating income	$20,945	$13,024
Depreciation of property, plant and equipment	7,366	5,959
Amortization of intangible assets	2,356	2,109
Total OIBDA	$30,667	$21,092

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2018	2017
Net cash generated from continuing operating activities	$66,525	$50,420
Capital expenditures, net of proceeds from disposals	(4,085)	(5,933)
Free cash flow	62,440	44,487
Cash paid for interest (including mandatory cash-pay guarantee fees)	4,232	4,133
Unlevered free cash flow from continuing operating activities	$66,672	$48,620